EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: Fred Zinn, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

Drew Industries to Present Webcast of
Third Quarter Conference Call on November 2

WHITE PLAINS, N.Y., October 17, 2011 — Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and manufactured housing industries, will release its third quarter 2011 financial results before the market opens on Wednesday, November 2, 2011.

Drew Industries also will host a conference call on Wednesday, November 2 at 11 a.m. ET to discuss its results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on Drew Industries’ website at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, Chairman, Drew Industries
Fred Zinn, President and CEO, Drew Industries
Jason Lippert, CEO and Chairman, Lippert Components, Inc. and Kinro, Inc.
Joe Giordano, CFO and Treasurer, Drew Industries

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms and leveling devices for RVs, and trailers primarily for hauling boats. Currently, from 31 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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